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                       SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                            -----------------------


                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                        Securities Exchange Act of 1934.

                        Date of Report: February 7, 1994





                         CONSOLIDATED RAIL CORPORATION

           ---------------------------------------------------------
             (Exact name of registrant as specified in its charter)



  Pennsylvania                       1-9064                        23-1989084
  ------------                       ------                        ----------
 (State or other             (Commission File Number)              (IRS Employer
jurisdiction of                                                  Identification No.)
  incorporation)

 Two Commerce Square, 2001 Market Street, Philadelphia, Pennsylvania, 19101-1417
 -------------------------------------------------------------------------------
            (Address of principal executive offices)                  (Zip Code)



      Registrant's telephone number, including area code:  (215) 209-4000
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Item 5.  Other Events


        Establishment of Medium Term Note Program Pursuant to $500 million Shelf Registration on Form S-3.

        Pursuant to its Registration Statement on Form S-3 (No. 33-64670) for the issuance of up to $500 million in securities, Consolidated Rail Corporation ("Conrail") has completed a Prospectus Supplement dated January 28, 1994, to the Prospectus for the sale of debt securities dated August 10,1993 filed as an exhibit to the referenced Registration Statement, pursuant to which Conrail may issue, from time to time, notes due more than nine months from the date of issuance in an aggregate amount up to $300 million.


Item 7.  Exhibits


1.1 U.S. Distribution Agreement, dated January 28, 1994, among Consolidated Rail Corporation, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc. in connection with the issuance and sale, from time to time, of up to $300 million in Medium Term Notes.

4.6     Form of Fixed Rate Note Due More Than Nine Months from the Date of
Issue

4.7 .   Form of Floating Rate Note Due More Than Nine Months from the Date of
Issue





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                                   SIGNATURES


        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                                   CONSOLIDATED RAIL CORPORATION



                                                    By: /s/ Bruce B. Wilson
                                                        ------------------------
                                                       Senior Vice President-Law



DATED:  FEBRUARY 7, 1994





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                                 EXHIBIT INDEX




Exhibit No.


1.1 U.S. Distribution Agreement, dated January 28, 1994, among Consolidated Rail Corporation, Morgan Stanley & Co. Incorporated, Merrill Lynch, Pierce, Fenner & Smith Incorporated and Salomon Brothers Inc

4.6     Form of Fixed Rate Note Due More Than Nine Months from the Date of
 Issue

4.7.    Form of Floating Rate Note Due More Than Nine Months from the Date of
 Issue





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